Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Chris Ogle	Media Contact:	Amber Rensen
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com

LEVI STRAUSS & CO. ANNOUNCES SECOND-QUARTER 2015 FINANCIAL RESULTS

Constant-Currency Revenue Growth Offset By Unfavorable Exchange Rates
Net Income Reflects Debt Refinancing Charge

SAN FRANCISCO (July 10, 2015) – Levi Strauss & Co. (LS&Co.) announced financial results today for the second quarter ended May 31, 2015.
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	May 31, 2015	May 25, 2014	As Reported
Net revenues	$1,012	$1,082	(6)%
Net income attributable to LS&Co.	$12	$11	2%
Adjusted EBIT	$63	$93	(32)%

Net revenues declined six percent on a reported basis and grew one percent on a constant-currency basis. Lower sales at wholesale, primarily in the Americas, were offset by increased sales from the retail network in Europe and Asia. Net income was impacted by a $14 million loss on debt retirement in conjunction with the April refinancing of notes scheduled to mature in 2020. Adjusted EBIT declined thirty-two percent on a reported basis and twenty percent on a constant-currency basis primarily reflecting increased advertising spend and investment in the company's direct-to-consumer channels.

“In an environment that continues to be challenging, we were pleased to grow second quarter revenues on a constant-currency basis, due to our strong results in Europe and Asia,” said Chip Bergh, president and chief executive officer. “We continue to focus on what we can control, and make investments to generate consumer demand. As we move into the second half of 2015, we remain confident in our ability to grow full-year sales and adjusted EBIT on a currency-neutral basis, and look forward to the full global reset of our Levi's® women's product line.”

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LS&Co. Q2 2015 Results/Add One
July 10, 2015

Second-Quarter 2015 Highlights

▪
On a reported basis, gross profit in the second quarter declined to $500 million compared with $530 million for the same quarter of 2014, and gross margin for the second quarter grew to 49.4 percent of revenues compared with 49.0 percent of revenues in the same quarter of 2014. Excluding $43 million in unfavorable currency translation effects, gross margin improved 80 basis points, primarily due to lower negotiated product costs and a streamlined supply chain.

▪
Selling, general and administrative (SG&A) expenses for the second quarter of $450 million grew $4 million compared with the same quarter of 2014. Currency favorably impacted SG&A by $29 million. Excluding currency, higher costs reflected the expansion of the company's retail network and ecommerce business as well as earlier timing of advertising investment.

▪
Adjusted EBIT, which excludes the charges associated with the company’s global productivity initiative and debt refinancing, was $63 million, down from $93 million in the same quarter of 2014, primarily reflecting unfavorable currency effects and the higher SG&A. A reconciliation of Adjusted EBIT is provided at the end of this press release.

▪	Operating income of $48 million in the second quarter was down from $65 million in the same quarter of 2014 reflecting lower Adjusted EBIT and lower restructuring charges.

Regional Overview

Reported regional net revenues and operating income for the quarter were as follows:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	May 31, 2015	May 25, 2014		May 31, 2015	May 25, 2014
Americas	$622	$645	(4)%	$103	$109	(6)%
Europe	$222	$261	(15)%	$33	$38	(12)%
Asia	$168	$176	(5)%	$15	$24	(38)%

* Note: Regional operating income is equal to regional adjusted EBIT.

•
Net revenues in the Americas declined primarily due to the loss of women’s Dockers® products at wholesale as that business transitions to a license model. Operating income declined due to increased advertising and direct-to-consumer channel investment as well as lower net revenues, partially offset by a higher gross margin. Currency unfavorably impacted net revenues by approximately 200 basis points.

•
In Europe, currency translation unfavorably impacted net revenues and operating income by $56 million and $11 million, respectively. Excluding the currency effects, net revenues grew eight percent and operating income grew twenty-four percent, reflecting growth from performance and expansion of the company-operated retail network.

•
In Asia, net revenues were down five percent and operating income was down 38 percent on a reported basis. Excluding currency effects, net revenues and operating income grew two percent and declined thirty-four percent, respectively, reflecting growth in the company-operated retail network in a promotional environment.

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LS&Co. Q2 2015 Results/Add Two
July 10, 2015

Cash Flow and Balance Sheet

At May 31, 2015, cash and cash equivalents of $285 million were complemented by $533 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $818 million. Net debt at the end of the second quarter remained $0.9 billion. Free cash flow through the second quarter of 2015 was $8 million.

Global Productivity Initiative

Restructuring and related charges associated with the company's global productivity initiative primarily reflect severance benefit costs, pension plan curtailment gains and losses, other expenses associated with staffing reductions, and consulting fees primarily related to centrally-led cost-savings and procurement projects, as well as transition costs associated with the decision to outsource certain global business service activities. Actions taken to date for the global productivity initiative are expected to deliver net annualized savings of $125 – $150 million, relative to the cost structure of the company and foreign currency exchange rates prior to the commencement of the initiative. The company anticipates that it will incur additional restructuring charges related to the global productivity initiative, and now expects that the majority of the related actions will be implemented by the end of 2016. The company continues to believe that upon completion it will realize net annualized benefits of $175 – 200 million, relative to the cost structure and profitability of the company and foreign currency exchange rates prior to the commencement of the initiative.

The company expects additional savings in future periods to come from streamlining its planning and go-to-market strategies, implementing efficiencies across its retail, supply chain and distribution network, and pursuing improved procurement practices.

Investor Conference Call

The company’s second-quarter 2015 investor conference call will be available through a live audio webcast at http://levistrauss.com/investors/#earnings-webcast today, July 10, 2015, at 10 a.m. Pacific / 1 p.m. Eastern or via the following phone numbers: 800-891-4735 in the United States and Canada, or 973-200-3066 internationally; I.D. No. 65640176. A replay is available on the website the same day and will be archived for one month. A telephone replay also is available through July 17, 2015, at 800-585-8367 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 65640176. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

Forward Looking Statement

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements related to: estimated long-term savings from the global productivity initiative; additional restructuring charges related to the global productivity initiative; related expected additional savings in future periods and the origin thereof; and the ability to grow full-year sales and adjusted EBIT on a constant-currency basis. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2014 and our Quarterly Report on Form 10-Q for the quarter ended May 31, 2015, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements.

-more-

LS&Co. Q2 2015 Results/Add Three
July 10, 2015

In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to update or revise any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt and Adjusted EBIT and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitation as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations.

See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE SECOND QUARTER OF 2015” below for reconciliation to the most comparable GAAP financial measures.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,700 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2014 net revenues were $4.8 billion. For more information, go to http://levistrauss.com.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	May 31, 2015	November 30, 2014
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$284,634	$298,255
Trade receivables, net of allowance for doubtful accounts of $11,696 and $12,704	325,715	481,981
Inventories:
Raw materials	3,729	4,501
Work-in-process	2,955	5,056
Finished goods	606,217	591,359
Total inventories	612,901	600,916
Deferred tax assets, net	171,356	178,015
Other current assets	104,709	99,347
Total current assets	1,499,315	1,658,514
Property, plant and equipment, net of accumulated depreciation of $786,714 and $784,493	370,332	392,062
Goodwill	235,471	238,921
Other intangible assets, net	44,450	45,898
Non-current deferred tax assets, net	474,340	488,398
Other non-current assets	115,121	100,280
Total assets	$2,739,029	$2,924,073

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$140,304	$131,524
Accounts payable	240,113	234,892
Accrued salaries, wages and employee benefits	145,384	178,470
Restructuring liabilities	32,472	57,817
Accrued interest payable	6,010	5,679
Accrued income taxes	6,406	9,432
Other accrued liabilities	214,450	263,182
Total current liabilities	785,139	880,996
Long-term debt	1,050,619	1,092,478
Long-term capital leases	12,485	11,619
Postretirement medical benefits	114,929	122,213
Pension liability	381,817	406,398
Long-term employee related benefits	71,021	80,066
Long-term income tax liabilities	31,070	35,821
Other long-term liabilities	55,082	62,363
Total liabilities	2,502,162	2,691,954
Commitments and contingencies
Temporary equity	73,162	77,664

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,420,227 shares and 37,430,283 shares issued and outstanding	374	374
Additional paid-in capital	—	—
Retained earnings	538,796	528,209
Accumulated other comprehensive loss	(376,247)	(375,340)
Total Levi Strauss & Co. stockholders’ equity	162,923	153,243
Noncontrolling interest	782	1,212
Total stockholders’ equity	163,705	154,455
Total liabilities, temporary equity and stockholders’ equity	$2,739,029	$2,924,073
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	May 31, 2015	May 25, 2014	May 31, 2015	May 25, 2014
	(Dollars in thousands) (Unaudited)
Net revenues	$1,012,180	$1,081,847	$2,067,255	$2,211,837
Cost of goods sold	511,949	551,542	1,029,959	1,105,179
Gross profit	500,231	530,305	1,037,296	1,106,658
Selling, general and administrative expenses	449,662	446,072	874,944	870,834
Restructuring, net	2,954	19,105	7,292	77,040
Operating income	47,615	65,128	155,060	158,784
Interest expense	(21,913)	(31,310)	(45,225)	(63,139)
Loss on early extinguishment of debt	(14,002)	(11,151)	(14,002)	(11,151)
Other income (expense), net	7,639	(6,122)	(18,389)	(1,939)
Income before income taxes	19,339	16,545	77,444	82,555
Income tax expense	7,887	5,556	27,709	21,943
Net income	11,452	10,989	49,735	60,612
Net loss attributable to noncontrolling interest	239	469	348	817
Net income attributable to Levi Strauss & Co.	$11,691	$11,458	$50,083	$61,429
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
	May 31, 2015	May 25, 2014	May 31, 2015	May 25, 2014
	(Dollars in thousands) (Unaudited)
Net income	$11,452	$10,989	$49,735	$60,612
Other comprehensive income (loss), net of related income taxes:
Pension and postretirement benefits	2,730	2,216	6,829	4,518
Net investment hedge gains (losses)	3,234	658	3,321	(3,570)
Foreign currency translation gains (losses)	169	4,175	(11,307)	61
Unrealized gain on marketable securities	99	453	169	492
Total other comprehensive income (loss)	6,232	7,502	(988)	1,501
Comprehensive income	17,684	18,491	48,747	62,113
Comprehensive loss attributable to noncontrolling interest	297	451	429	840
Comprehensive income attributable to Levi Strauss & Co.	$17,981	$18,942	$49,176	$62,953
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	May 31, 2015	May 25, 2014
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$49,735	$60,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,471	53,399
Asset impairments	1,573	620
Gain on disposal of assets	(8,617)	(47)
Unrealized foreign exchange (gains) losses	(2,072)	3,866
Realized loss (gain) on settlement of forward foreign exchange contracts not designated for hedge accounting	1,368	(6,769)
Employee benefit plans’ amortization from accumulated other comprehensive loss	8,548	7,438
Noncash restructuring charges	387	5,176
Noncash loss on early extinguishment of debt	3,448	3,170
Amortization of deferred debt issuance costs	1,612	2,092
Stock-based compensation	7,848	5,301
Allowance for doubtful accounts	1,192	927
Change in operating assets and liabilities:
Trade receivables	173,660	103,394
Inventories	18,582	(82,387)
Other current assets	(1,100)	(11,415)
Other non-current assets	(4,162)	(4,389)
Accounts payable and other accrued liabilities	(85,738)	(56,529)
Restructuring liabilities	(25,880)	50,599
Income tax liabilities	(2,620)	(1,732)
Accrued salaries, wages and employee benefits and long-term employee related benefits	(72,301)	(59,574)
Other long-term liabilities	(13,853)	(588)
Other, net	483	(741)
Net cash provided by operating activities	102,564	72,423
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(43,163)	(35,320)
Proceeds from sales of assets	8,785	1,402
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(1,368)	6,769
Acquisitions, net of cash acquired	(251)	(75)
Net cash used for investing activities	(35,997)	(27,224)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	500,000	—
Repayments of long-term debt and capital leases	(526,490)	(207,074)
Proceeds from senior revolving credit facility	265,000	100,000
Repayments of senior revolving credit facility	(255,000)	—
Proceeds from short-term credit facilities	11,884	8,386
Repayments of short-term credit facilities	(8,407)	(6,417)
Other short-term borrowings, net	310	(8,535)
Debt issuance costs	(3,937)	(2,684)
Restricted cash	1,110	596
Repurchase of common stock	(2,221)	(4,676)
Excess tax benefits from stock-based compensation	347	359
Dividend to stockholders	(50,000)	(30,003)
Net cash used for financing activities	(67,404)	(150,048)
Effect of exchange rate changes on cash and cash equivalents	(12,784)	1,665
Net decrease in cash and cash equivalents	(13,621)	(103,184)
Beginning cash and cash equivalents	298,255	489,258
Ending cash and cash equivalents	$284,634	$386,074

Noncash Investing Activity:
Purchases of property, plant and equipment not yet paid at end of period	$10,035	$4,255

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$42,526	$59,759
Cash paid for income taxes during the period, net of refunds	33,619	30,639
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE SECOND QUARTER OF 2015

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on July 10, 2015, discussing the company’s financial condition and results of operations as of and for the three- and six-month periods ended May 31, 2015. Free cash flow, Net debt and Adjusted EBIT are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, (payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; and (3) Adjusted EBIT represents net income plus income tax expense, interest expense, other (income) expense, net, restructuring and related charges, severance and asset impairment charges, net, and pension and postretirement benefit plan curtailment and net settlement (gains) losses, net.

Free cash flow:

	Six Months Ended
($ millions)	May 31, 2015	May 25, 2014
	(unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$102.6	$72.4

Non-GAAP measure:
Net cash provided by operating activities	$102.6	$72.4
Purchases of property, plant and equipment	(43.2)	(35.3)
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(1.4)	6.8
Dividend to stockholders	(50.0)	(30.0)
Free cash flow	$8.0	$13.9

Net debt:

($ millions)	May 31, 2015	November 30, 2014
	(unaudited)
Most comparable GAAP measure:
Total long-term and short-term debt	$1,190.9	$1,224.0

Non-GAAP measure:
Total long-term and short-term debt	$1,190.9	$1,224.0
Cash and cash equivalents	(284.6)	(298.3)
Net debt	$906.3	$925.7

Adjusted EBIT:

	Three Months Ended
($ millions)	May 31, 2015	May 25, 2014
	(unaudited)
Most comparable GAAP measure:
Operating income	$47.6	$65.1

Non-GAAP measure:
Net income	$11.5	$11.0
Income tax expense	7.8	5.5
Interest expense	21.9	31.3
Loss on early extinguishment of debt	14.0	11.2
Other (income) expense, net	(7.6)	6.1
Restructuring and related charges, severance and asset impairment charges, net	15.6	23.4
Pension and postretirement benefit plan curtailment and net settlement (gains) losses, net	0.1	4.1
Adjusted EBIT	$63.3	$92.6